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                                                                    EXHIBIT 21.1



                        SUBSIDIARIES OF THE REGISTRANT


Subsidiary                                       State of Incorporation
----------                                       ----------------------

K & D MagMotor Corporation                       Delaware

SatCon Film Microelectronics, Inc.*              Delaware

Beacon Power Corporation                         Delaware


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*    Doing Business as "Film Microelectronics, Inc."